UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2007

JAKE’S TRUCKING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50057                                                 98-0461476
(Commission File Number)                                  (I.R.S. Employer
                                                                  Identification No.)

505-8840-210th Street  Suite #317 Langley, BC. V1M 2Y2, Canada
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: 604-790-1641

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 2- FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition and Disposition of Assets

On September 1, 2007, Jake’s Trucking International, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger  Agreement") with Jake’s Acquisition Corp., a subsidiary  of the Company  ("Merger  Sub"),  and IndieMV Media Group, Inc.  ("Indie"), which was included as Exhibit 2.1 to the Report on Form 8-K filed on September 10, 2007 and incorporated herein by reference.  Pursuant to the Merger Agreement, today the Company acquired 100% of the issued and  outstanding  common  stock of Indie,  and the holders  of Indie  common  stock will  receive  shares of common  stock of the Company which, upon their issuance, would be equal to 40.00% of the issued and outstanding  shares of common stock of the Company. In addition, the Company has agreed to issue a share bonus (the “Share Bonus”) to the stockholders of Indie existing immediately prior to the Merger, with the Share Bonus being triggered when the Company achieves a milestone of 250,000 unique users and the Share Bonus shall be equal to that number of shares which will increase the shareholdings of the stockholders of Indie existing immediately prior to the Merger to 60% of the Company’s outstanding common stock as at the date the 250,000 unique user milestone is achieved.

The Merger Transaction was closed pursuant to the Merger Agreement, as changed and amended by the attached Closing Certificate.  The Closing Certificate provides that the shares to the Company in Indie have been issued.  The Closing Certificate provides that the exchange shares in the Company issuable to Indie shareholders will be issued as soon as practicable.  The Closing Certificate waives the requirement that the Company change its name to Indie MV Media Group, Inc. and makes such a change a best-efforts post closing covenant.  In addition, the 50,000,000 shares of President Michael Quesnel which were to be rescinded and the Company’s British Columbia subsidiary which was to be transferred to Mr. Quesnel has changed.  Mr. Quesnel had previously rescinded 1,600,000 of his shares.  He has agreed to sell the remaining 48,400,000 to a designee of Indie for an amount of $60,000.  Mr. Quesnel and the Company have agreed that Mr. Quesnel will purchase 100% of the issued and outstanding shares of the Company’s British Columbia Subsidiary for $60,000.  Indie has made a post-closing covenant to cause these 48,400,000 shares to be rescinded by the purchaser as soon as is practicable.

Mr. Quesnel has tendered his resignation to all offices and appointed Ricardo Khayatte, Jr. to all offices, effective December 24, 2007 and resigned from the board of directors to take effect on January 5, 2008.

The registrant intends to file required financial statements and additional disclosure of these transactions within four business days of the date hereof by amendment.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant

This transaction results in a change of control of the registrant.  The registrant will no longer be controlled by Michael Quesnel, but will instead be controlled by shareholders of Indie.

Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors; Appointment of Principal Officers

The Company  intends to appoint new  officers  and  directors as a result of the transaction described in Item 2.01 of this current report.  As of December 24, 2007, Michael Quesnel tendered his resignation as President, Chief Executive Officer, Treasurer, Secretary, Principal Accounting and Financial Officer of the Company and appointed Ricardo Khayatte, Jr. to these offices.  Mr. Quesnel also appointed Mr. Khayatte to the board of directors of the Company.  Mr. Quesnel tendered his resignation as a director of the Company effective January 5, 2008.

Mr. Khayatte has been employed since inception in August, 2006 until the present as the founder and President of IndieMV Media Group, Inc., a British Columbia Corporation.  Prior to his employment at Indie, from August 2001 until August 2006, Mr. Khayatte worked as an independent producer, sound engineer, music publisher, and independent artist on a contract basis.  Mr. Khayatte studied at Berkelee College of Music in Boston.  He is 28 years old.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

     (d)     Exhibits

     2.1   CLOSING CERTIFICATE, dated as of DECEMBER 24, 2007, by and among Jake’s Trucking International,   Inc., a Nevada corporation ("JTI"), Jake’s Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of JTI ("Merger Sub"), and IndieMV Media Group, Inc., a British Columbia corporation ("IMV").

     99.1  PRESS RELEASE, dated as of December 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 24, 2007                                                   Jake’s Trucking International, Inc.

                                                                                          By:  /s/ Ricardo E. Khayatte, Jr.
                                                                                                 Ricardo E. Khayatte, Jr.

                                                                                                 President and CEO